Inter*Act Systems, Incorporated
14 Westport Ave., Norwalk, CT 06851
Tel. 203-750-0300, Fax 203-750-0202


September 3, 1997                                          [LOGO]
                                                           Inter*Act
Mr. James F. Brandhorst, Jr.
1709 Pope CT.
Wilmington, NC 28405

Dear Jim:

Based on our recent discussions I am delighted to extend the following offer of employment:

                     Terms and Conditions
                     --------------------

Position:                     Senior Vice President & Chief Marketing Officer
                              Position Summary: Plans, organizes and directs all aspects of the Company's marketing strategy in support of the Company's sales and revenue objectives. Also participates in senior executive level corporate strategic planning and development.

Work Location:                Inter*Act Headquarters - Norwalk, Connecticut

Reporting to:                 Chairman & Chief Executive Officer

Salary: Biweekly rate of $5,000, which if annualized would be $130,000.

Annual Bonus Opportunity:     $25,000: guaranteed and paid
                              quarterly in year one; year two and beyond to be based on mutually agreeable objectives.

Pay Dates:                    Every other Friday. Direct deposit of your
                              paycheck into the account(s) of your choice is available.

Moving Allowance:             You will receive a maximum of $1,500 per month to
                              be used to cover any documented temporary living/commuting expenses associated with your full-time position with this Company but only for a period of one year.

Vacation:                     You will receive 3 weeks of paid vacation,
                              annually.

Benefits:                     Eligibility for Corporate Medical/Dental coverage
                              will commence the first of the month following 60 days of employment. The Company pays 90% of the cost of coverage of the employee and 55% of the cost of coverage of dependents. Details are attached. The Company may change the ratio of Company to employee contribution at its sole discretion. You will be eligible for Inter*Act's
                              401(k) Savings and Investment Plan on the first quarterly enrollment date after 6 months of employment.

Inter*Act Systems, Incorporated
Brandhorst - Page 2

Inter*Act Stock Options:      You will be granted an option to purchase 50,000
                              shares of Inter*Act Stock at a strike price of $10 per share, in accordance with the provisions of the 1996 Nonqualified Stock Option Plan. These options will vest over a 5 year period on your employment anniversary date (20% per year).

Accelerating Vesting:         If, at any time during your employment with the
                              Company, Inter*Act is sold, and you are not able to, or do not wish to , work for the new owner, then the Company will immediately vest all outstanding options that have been granted to you.

Performance Review:           You will receive an annual performance review.

Confidentiality:              All employees are required to sign the Corporate
                              Employee Propriety Information Agreement.

Effective Date of Employment: Thursday, September 4, 1997

As with all Inter*Act employees, this is employment at-will. If you have any questions, please feel free to contact me or Pete Rickler, Director of Human Resources.

Jim, on behalf of the entire Company, I am extremely enthusiastic about you joining the Inter*Act team. I, personally, look forward to great times together as we pursue the Inter*Act vision!


                                              Sincerely,

                                              /s/ Stephen R. Leeolou

                                              Stephen R. Leeolou
                                              Chairman & Chief Executive Officer



Please sign and return to Pete Rickler in Human Resources.

I have read the foregoing terms and conditions and hereby agree to accept them as stated.



/s/ James F Brandhorst, Jr.              9/4/97
--------------------------------------------------------------------------------
James F. Brandhorst, Jr.                  Date